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                                                                    Exhibit 15.4

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KPMG  Auditores Independentes
Mail address                             Office address
Caixa Postal 2467                        R. Dr. Renato Pues de Barros 33
01060-970 Sao Paulo SP                   04330-904 Sao Paolo SP
Brasil                                   Brasil

                    Central Tol 55 (11) 3067-3000
                    Fax National (11) 3079-3752
                    International 55 (11) 3079-2915


March 21, 2002
Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549

Re: Registration Statement on Form F-4

With respect to the subject registration statement, we acknowledge our awareness of the use therein of our report dated October 18, 2000 related to our review of interim financial information of Bahia Sul Celulose S.A.

Pursuant to Rule 436 under the Securities Act of 1933 (the Act), such report is not considered part of a registration statement prepared or certified by an accountant, or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.


/s/ KPMG Auditores Independentes


Sao Paulo, Brasil